UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

Sterling Real Estate Trust

dba Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 18th Ave S., Suite 200 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

1711 Gold Drive S., Suite 100 Fargo, North Dakota
(Former name or former address if changed since last report.)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Amendment of a Material Definitive Agreement.

Amended and Restated Redemption Plans

On September 23, 2021, the Trust amended its Redemption Plans to increase the aggregate maximum amount of shares and units that may be redeemed from $40.0 million to $55.0 million effective, September 23, 2021.

The description herein of the Amended and Restated Redemption Plans are qualified in their entirety, and the terms therein are incorporated herein, by reference to the Amended and Restated Redemption Plans filed as Exhibits 10.1 and 10.2, hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
10.1	Amended and Restated Share Redemption Plan effective September 23, 2021
10.2	Amended and Restated Unit Redemption Plan effective September 23, 2021
104	Cover Page Interactive Data File, (formatted in inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: September 29, 2021
	By:	/s/ Joel S. Thomsen
Name: Joel S. Thomsen
Title: President